UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2013
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On August 29, 2013, AMERCO (the “Company”) held its 2013 Annual Meeting of Stockholders. At such meeting our stockholders voted upon and approved: (i) the amendment and restatement of the Company’s Related Articles of Incorporation (“Articles”) to eliminate the Company’s staggered (or “classified”) Board of Directors (the “Board”) and replace it with a Board with a one-year term for each member (“Proposal 1”); (ii) the amendment and restatement of the Company’s Articles to add a mandatory director, officer and agent indemnification provision requiring indemnification by the Company to the fullest extent permitted by law, so that the Articles reflect the comparable provision with already exists in the Company’s Bylaws (“Proposal 2”); (iii) the amendment and restatement of the Company’s Articles to eliminate any specific terms or conditions of any preferred stock or serial common stock, but continue to authorize serial common stock and preferred stock (“Proposal 3”); (iv) the amendment and restatement of the Articles to update and revise the conflict of interest and interested transaction provision contained in the Articles to reflect current Nevada law requirements (“Proposal 4”); (v) the amendment and restatement of the Company’s Articles to correct typographical errors and to make certain non-substantive, stylistic changes as reflected in the redline of the Amended and Restated Articles of Incorporation (“Proposal 5”); (vi) the advisory vote on the approval of compensation paid to the Company’s named executive officers (“Proposal 6”); (vii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014 (“Proposal 7”); (viii) a proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company, with respect to AMERCO and its subsidiaries, for the time frame of April 1, 2012 and March 31, 2013 (“Proposal 8”) and (ix) the election of Edward J. Shoen, James E. Acridge, Charles J. Bayer, John P. Brogan, John M. Dodds, Michael L. Gallagher, Daniel R. Mullen and James P. Shoen as directors of the Company, to serve until the 2014 Annual Meeting of Stockholders of the Company(“Proposal 9”).

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the 2013 Annual Meeting of Stockholders of AMERCO.

	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-votes
Proposal 1	17,063,282	1,980	-	1,793	751,712
Proposal 2	14,768,701	2,267,080	-	31,274	751,712
Proposal 3	17,053,985	11,093	-	1,977	751,712
Proposal 4	17,060,095	5,522	-	1,438	751,712
Proposal 5	17,064,274	1,089	-	1,692	751,712
Proposal 6	17,011,665	50,593	-	4,797	751,712
Proposal 7	17,786,673	30,089	-	2,005	-
Proposal 8	13,988,266	3,071,673	-	7,116	751,712
Proposal 9:
Edward J. Shoen	15,055,747	-	2,011,308	-	751,712
James E. Acridge	16,808,697	-	258,358	-	751,712
Charles J. Bayer	16,980,301	-	86,754	-	751,712
John P. Brogan	16,939,663	-	127,392	-	751,712
John M. Dodds	16,713,362	-	353,693	-	751,712
Michael L. Gallagher	16,760,431	-	306,624	-	751,712
Daniel R. Mullen	16,787,811	-	279,244	-	751,712
James P. Shoen	14,964,210	-	2,102,845	-	751,712

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2013

AMERCO

/s/ Jason A. Berg

Jason A. Berg,

Principal Financial Officer and

Chief Accounting Officer